EXHIBIT 4(m)



                             THIRD AMENDMENT


THIRD AMENDMENT, dated as of November 22, 1996, among VWR SCIENTIFIC PRODUCTS CORPORATION (formerly known as VWR Corporation) ("VWR"), VWR SCIENTIFIC OF CANADA LTD. ("VWR Canada"), SCIENTIFIC HOLDINGS CORP. ("Scientific Holdings"), VWR SCIENTIFIC INTERNATIONAL CORPORATION, ("VWR International"), the several banks and other financial institutions parties to the Credit Agreement (as hereinafter defined) (individually a "Bank"; collectively, the "Banks"), CORESTATES BANK, N.A., as administrative agent (in such capacity, the "Administrative Agent"), and PNC BANK, NATIONAL ASSOCIATION, as documentation agent (in such capacity, the "Documentation Agent").


                             W I T N E S E T H:


WHEREAS, VWR, VWR Canada, Scientific Holdings, VWR International
(individually, a "Borrower"; collectively, the "Borrowers"), the Banks, the Administrative Agent and the Documentation Agent are parties to a Credit Agreement, dated as of September 14, 1995 (as heretofore amended, supplemented or otherwise modified, the "Credit Agreement");

WHEREAS, the Borrowers have requested (a) a temporary increase in the amount of the Revolving Credit Commitments from $133,000,000 to $158,000,000 effective December 15, 1996 reducing back to $133,000,000 at December 31, 1997 and (b) the addition of a new pricing tier to the Credit Agreement; and

WHEREAS, the Banks have agreed to so amend the Credit Agreement on the terms and conditions set forth herein, including a reduction in the minimum amount of assignments from $10,000,000 to $5,000,000.

NOW, THEREFORE, in consideration of the foregoing and for other consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Defined Terms. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined.

2.  Increase in Revolving Credit Commitments.

    (a) The first two columns of Schedule I to the Credit Agreement entitled "Revolving Credit Commitment" and "Revolving Credit Commitment Percentage", respectively, are hereby deleted in their entirety and there shall be inserted in lieu thereof two new columns which shall read as set forth in Schedule I to this Third Amendment.

    (b) Section 5.5 of the Credit Agreement is hereby amended by adding at the end thereof a new clause (e) which shall read as follows:

         (e) On December 31, 1997, the Revolving Credit Commitments of all of the U.S. Dollar Banks shall be reduced to an aggregate amount equal to $133,000,000; provided that, no such reduction on that date shall be necessary to the extent that, as of such date, the aggregate Revolving Credit Commitments of all of the U.S. Dollar Banks shall equal or be less than $133,000,000. The provisions of clause (c) of this Section 5.5 and clause (e) of Section 5.7 shall apply to the foregoing reduction to $133,000,000 so that
(i) such reduction shall be made ratably among the U.S. Dollar Banks in accordance with their respective Revolving Credit Commitment Percentages, (ii) the U.S. Dollar Borrowers shall pay to the Administrative Agent for the account of the U.S. Dollar Banks on the date of such reduction, accrued Commitment Fees on the amount of such reduction and (iii) any prepayment required in connection with such reduction shall be made in accordance with
Section 5.7(e).

3.  Amendment to Definition of Applicable Margin.

    (a) Section 1.1 of the Credit Agreement is hereby amended by deleting the chart appearing in the definition of the term Applicable Margin and inserting in lieu thereof the following new chart:

      Senior Debt/EBITDA                  Eurodollar  Canadian    Canadian
            Ratio             Base Rate   Rate        Base Rate   COF RATE
      ------------------      ---------   ----------  ---------   --------

      Less than 1.50 to 1         0          .50%         0         .5%

      Less than 2.00 to 1
      but greater than or
      equal to 1.50 to 1          0          .75%         0         .75%

      Less than 2.50 to 1
      but greater than or
      equal to 2.00 to 1          0         1.00%         0        1.00%

      Less than 3.00 to 1
      but greater than or
      equal to 2.50 to 1          0         1.25%         0        1.25%

      Less than 3.50 to 1
      but greater than or
      equal to 3.00 to 1          0         1.50%         0        1.50%

      Less than 4.00 to 1
      but greater than or
      equal to 3.50 to 1         .25%       1.75%        .25%      1.75%

      Equal to or greater
      than 4.00 to 1             .75%       2.25%        .75%      2.25%

    (b) Section 1.1 of the Credit Agreement is hereby amended by deleting in clause (a) of the proviso to the definition of the term of Applicable Margin the number "3.50" the one time it appears therein and inserting in lieu thereof the number "4.00".

4.  Amendment to Definition of Commitment Fee Rate.

    (a) Section 1.1 of the Credit Agreement is hereby amended by deleting the chart appearing in the definition of the term Commitment Fee Rate and inserting in lieu thereof the following new chart:

      Senior Debt/EBITDA                         Commitment
            Ratio                                Fee Rate
      ------------------                         ----------

      Less than 1.50 to 1                           .20%

      Less than 2.00 to 1
      but greater than or
      equal to 1.50 to 1                            .25%

      Less than 2.50 to 1
      but greater than or
      equal to 2.00 to 1                            .30%

      Less than 3.00 to 1
      but greater than or
      equal to 2.50 to 1                           .375%

      Less than 3.50 to 1
      but greater than or
      equal to 3.00 to 1                           .375%

      Less than 4.00 to 1
      but greater than or
      equal to 3.50 to 1                           .375%

      Equal to or greater
      than 4.00 to 1                               .50%


    (b) Section 1.1 of the Credit Agreement is hereby amended by deleting in clause (a) of the proviso to the definition of the term Commitment Fee Rate the number "3.50" the one time it appears therein and inserting in lieu thereof the number "4.00".

5. Reduction in Minimum Amount of Assignments. Clause (b) of Section 12.6 of the Credit Agreement is hereby amended by deleting the number "10,000,000" the one time it appears therein and inserting in lieu thereof the number "5,000,000".

6. Representations and Warranties. Each of the Borrowers hereby represents and warrants to the Banks and the Agents that:

    (a) There exists no Default or Event of Default under the Credit Agreement as amended hereby;

    (b) The representations and warranties made in the Credit Agreement are true and correct in all material respects on and as of the date hereof as if made on and as of the date hereof; and

    (c) The execution and delivery of this Third Amendment by and on behalf of each Borrower has been duly authorized by all requisite action on behalf of the Borrowers and this Third Amendment constitutes the legal, valid and binding obligation of each Borrower, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

7. Effectiveness. This Third Amendment shall become effective upon the Administrative Agent receiving (a) counterparts hereof duly executed by each Borrower and each Bank; (b) a new Revolving Credit Note executed by each of the U.S. Dollar Borrowers in favor of each U.S. Dollar Bank that is increasing its Revolving Credit Commitment pursuant to this Third Amendment, each such new note to be dated the Closing Date and to be in an amount equal to the new Revolving Credit Commitment of such Bank; and (c) the fees previously agreed to be paid by the Borrowers in connection with this Third Amendment. Notwithstanding the preceding sentence, the amendments contained in Paragraph 2 hereof relating to the increase in the Revolving Credit Commitments shall in no event become effective prior to December 15, 1996.

8. Limited Effect. Except as expressly amended by this Third Amendment, the Credit Agreement shall continue to be, and shall remain, unaltered and in full force and effect in accordance with its terms.

9. Release and Indemnity. Recognizing and in consideration of the Banks' and the Administrative Agent's agreement to the amendments set forth herein, each Borrower hereby waives and releases the Banks and the Agents and their officers, attorneys, agents, and employees from any liability, suit, damage, claim, loss or expense of any kind or nature whatsoever and howsoever arising that such Borrower ever had or now has against any of them arising out of or relating to any Bank's or any Agent's acts or omissions with respect to this Third Amendment, the Credit Agreement, the other Loan Documents or any other matters described or referred to herein or therein. Each Borrower further hereby agrees to indemnify and hold the Agents and the Banks and their officers, attorneys, agents and employees harmless from any loss, damage, judgment, liability or expense (including counsel fees) suffered by or rendered against the Banks or the Agents or any of them on account of anything arising out of this Third Amendment, the Credit Agreement, the other Loan Documents or any other document delivered pursuant thereto up to and including the date hereof; provided that, no Borrower shall have any obligation hereunder to any Bank or Agent with respect to indemnified liabilities arising from the gross negligence or willful misconduct of such Bank or Agent.

10.  Miscellaneous.

    (a) Expenses. Each Borrower agrees to pay all of the Administrative Agent's reasonable out-of-pocket expenses incurred in connection with the preparation, negotiation and execution of this Third Amendment including, without limitation, the reasonable fees and expenses of Ballard Spahr Andrews & Ingersoll.

    (b) Governing Law. This Third Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

    (c) Successor and Assigns. The terms and provisions of this Third Amendment shall be binding upon and shall inure to the benefit of the Borrowers, the Agents and the Banks and their respective successors and assigns.

    (d) Counterparts. This Third Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same instrument.

    (e) Headings. The headings of any paragraph of this Third Amendment are for convenience only and shall not be used to interpret any provision hereof.

    (f) Modifications. No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.
IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


ATTEST:                           VWR SCIENTIFIC PRODUCTS CORPORATION


By:                               By:
   -----------------------------     ------------------------------
   Name:                             Name:
   Title:                            Title:


                                   VWR SCIENTIFIC OF CANADA LTD.


                                   By:
                                      -----------------------------
                                      Name:
                                      Title:

                                   SCIENTIFIC HOLDINGS CORP.


                                   By:
                                      ----------------------------
                                      Name:
                                      Title:


                                   VWR SCIENTIFIC INTERNATIONAL
                                     CORPORATION


                                   By:
                                      ----------------------------
                                      Name:
                                      Title:


                                   CORESTATES BANK, N.A.
                                     as a Bank and as
                                     Administrative Agent


                                   By:
                                      ----------------------------
                                      Name:
                                      Title:


                                   PNC BANK, NATIONAL ASSOCIATION
                                     as a Bank and as
                                     Documentation Agent


                                    By:
                                       ---------------------------
                                       Name:
                                       Title:


                                   SEATTLE-FIRST NATIONAL BANK


                                   By:
                                      ---------------------------
                                      Name:
                                      Title:


                                   BANK OF AMERICA CANADA

                                   By:
                                      ---------------------------
                                      Name:
                                      Title:


                                   BANK OF AMERICA NATIONAL TRUST
                                    AND SAVINGS ASSOCIATION


                                   By:
                                      ----------------------------
                                      Name:
                                      Title:


                                   THE FIRST NATIONAL BANK OF
                                    BOSTON


                                   By:
                                      ----------------------------
                                      Name:
                                      Title:


                                   BAYERISCHE LANDESBANK
                                    GIROZENTRALE,
                                    Cayman Islands Branch


                                   By:
                                      ----------------------------
                                      Name:
                                      Title:

                                   By:
                                      ----------------------------
                                      Name:
                                      Title

                                   COMMERZBANK, A.G.


                                   By:
                                      --------------------------
                                      Name:
                                      Title:

                                   By:
                                      ----------------------------

                                      Name:
                                      Title:


                                   DEUTSCHE BANK AG, New York
                                    Branch and/or Cayman Islands
                                    Branch


                                   By:
                                      ----------------------------
                                      Name:
                                      Title:

                                   By:
                                      ----------------------------
                                      Name:
                                      Title:


                                   DG BANK DEUTSCHE
                                    GENOSSENSCHAFTSBANK,
                                    New York Branch and/or
                                    Cayman Islands Branch


                                   By:
                                      ----------------------------
                                      Name:
                                      Title:

                                   By:
                                      ----------------------------
                                      Name:
                                      Title:


                                   DRESDNER BANK AG, New York
                                    Branch and Grand Cayman
                                    Branch


                                   By:
                                      ----------------------------
                                      Name:
                                      Title:

                                   By:
                                      ----------------------------
                                      Name:
                                      Title:

                                   THE FUJI BANK, LIMITED


                                   By:
                                      ----------------------------
                                      Name:
                                      Title:


                                   LTCB TRUST COMPANY


                                   By:
                                      ----------------------------
                                      Name:
                                      Title:


                                   THE NIPPON CREDIT BANK, LTD.


                                   By:
                                      ----------------------------
                                      Name:
                                      Title:


                                  THE BANK OF NEW YORK


                                  By:
                                     -----------------------------
                                     Name:
                                     Title:


                                 THE BANK OF NOVA SCOTIA


                                 By:
                                    -----------------------------
                                    Name:
                                    Title:

                                 By:
                                    -----------------------------
                                    Name:
                                    Title:


                                 BANQUE FRANCAISE DU COMMERCE
                                  EXTERIEUR

                                 By:
                                    -----------------------------
                                    Name:
                                    Title:

                                 By:
                                    -----------------------------
                                    Name:
                                    Title:


                                 CREDIT LYONNAIS
                                  CAYMAN ISLAND BRANCH


                                 By:
                                    -----------------------------
                                    Name:
                                    Title:



                                 MELLON BANK, N.A.


                                 By:
                                    -----------------------------
                                    Name:
                                    Title:

                                 NATIONAL BANK OF CANADA


                                 By:
                                    -----------------------------
                                    Name:
                                    Title:


                                 By:
                                    -----------------------------
                                    Name:
                                    Title:

                                 NATIONAL CITY BANK


                                 By:
                                    -----------------------------
                                    Name:
                                    Title:

                                 THE ROYAL BANK OF SCOTLAND plc


                                 By:
                                    -----------------------------
                                    Name:
                                    Title:

                                 SOCIETE GENERALE

                                 By:
                                    -----------------------------
                                    Name:
                                    Title:




(..continued)